Exhibit 10.4(k)

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement (this “Loan and Security Modification Agreement”) is entered into as of September 26, 2012 by and between Singulex, Inc. (the “Borrower”) and Bridge Bank, National Association (“Bank”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, that certain Amended and Restated Loan and Security Agreement dated as of May 15, 2007 by and between Borrower and Bank, as may be amended from time to time (the “Loan and Security Agreement”).  Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness” and the Loan and Security Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the “Existing Documents.”

2.             DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan and Security Agreement:

1.             The following definitions in Section 1.1 are added or amended in their entirety to read as follows:

“Amendment Date” means September 26, 2012.

“Asset Coverage Ratio” means a ratio of all Cash plus Eligible Accounts divided by all Obligations owed to Bank that are not separately cash collateralized; provided however Eligible Foreign Accounts shall not to exceed 25% of the total numerator of such ratio.

“IPO” means Borrower’s initial underwritten public offering of its common stock, registered under the Securities Act of 1933, as amended.

“Revolving Line” means a credit extension of up to $10,000,000.

“Revolving Maturity Date” means September 26, 2013.

2.             Section 2.1(a)(i) is amended and restated in its entirety to read as follows:

(i) Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Revolving Line or (ii) the Borrowing Base, minus, the aggregate amount of Cash Management Services; provided, however, Borrower may request Advances without regard to the Borrowing Base in an aggregate amount not to exceed $1,000,000 (the “Non-Formula Sublimit”).  Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable.  Borrower may prepay any Advances without penalty or premium.

3.             Section 2.2 is amended in its entirety to read as follows:

2.2           Overadvances.  If the aggregate amount of the outstanding Advances (including the aggregate outstanding Cash Management Services but excluding any Advances under the Non-Formula Sublimit) exceeds the lesser of the Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

4.             Section 2.5(a) is amended in its entirety to read as follows:

(a)                                  Fees.

(i)            On the Amendment Date, an increased commitment and extension fee equal to $18,750, plus a fee in lieu of warrant equal to $25,000, each of which shall be fully earned and nonrefundable (collectively, the “Amendment Fees”); and

(ii)           An unused line fee equal to 0.10% of the difference between the Revolving Line as in effect during the relevant calendar quarter and the Average Quarterly Balance in each calendar quarter, which fee shall be payable quarterly in arrears within ten days after the end of each such quarter and shall be nonrefundable; provided however that for any such quarter in which the Average Quarterly Balance is at least $2,000,000, no unused line fee shall be payable.

5.             Section 6.3(b) is amended in its entirety to read as follows:

(b) as soon as available, but in any event within 180 days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank, provided however, that Borrower’s annual financial statements for fiscal year ended December 31, 2011 shall be delivered to Bank no later than September 28, 2012;

6.             Section 6.3(b) is amended in its entirety to read as follows:

(e)           within 30 days of the end of Borrower’s fiscal year, a Borrower-prepared operating budget for the upcoming fiscal year, in form and substance satisfactory to Bank;

7.             Section 6.8 is amended in its entirety to read as follows:

6.8           Asset Coverage Ratio.  Borrower shall at all times maintain an Asset Coverage Ratio of at least 1.25 to 1.00 until the earlier to occur of (i) January 31, 2013, (ii) the consummation of the Investor Financing or (iii) the IPO, and maintain an Asset Coverage Ratio of at least 1.75 to 1.00 at all times thereafter, each measured on a monthly basis.

8.             Section 6.12 is amended in its entirety to read as follows:

6.12         Equity Event.

(a)           On or before December 31, 2012, Borrower shall deliver to Bank a fully executed term sheet from investors acceptable to Bank with respect to an equity or convertible subordinated note financing providing Borrower with cash proceeds of at least $8,000,000, on terms reasonably acceptable to Bank (“Investor Financing”).

(b)           On or before January 31, 2013, Borrower shall receive at least $8,000,000 in cash proceeds from the closing of the Investor Financing, or Borrower shall have consummated its IPO.

9.             Exhibit C and Exhibit D to the Loan and Security Agreement are replaced in its entirety with the Exhibit C and Exhibit D attached hereto.

3.             CONSISTENT CHANGES.  The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.             NO DEFENSES OF BORROWER/GENERAL RELEASE.  Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.  Each of Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents.  Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank, and each of Bank’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby.  Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest.  The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest.  The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the Loan and Security Agreement, and/or Bank’s actions to exercise any remedy available under the Loan and Security Agreement or otherwise.

5.             CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents.  Except as expressly modified pursuant to this Loan and Security Modification

Agreement, the terms of the Existing Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness.  Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Indebtedness.  It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing.  No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement.  The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent Loan and Security modification agreements.

6.             CONDITIONS TO LOAN AND SECURITY MODIFICATION AGREEMENT.  As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           payment of the Amendment Fees, plus all Bank Expenses incurred through the date of this Loan and Security Modification Agreement;

(b)           Affirmation of Subordination with Horizon;

(c)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

7.             COUNTERSIGNATURE.  This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

BORROWER:		BANK:

SINGULEX, INC.		BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ Philippe Goix	By:	/s/ Brian Lewis

Name: Philippe Goix		Name: Brian Lewis

Title: CEO		Title: RM

EXHIBIT C
BORROWING BASE CERTIFICATE

Borrower: Singulex, Inc.	Bank: Bridge Bank, National Association
Commitment Amount: $10,000,000

ACCOUNTS RECEIVABLE
1. Accounts Receivable Book Value as of		$
2. Additions (please explain on reverse)		$
3. TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 90 days due	$
5. Accounts with 30% over 90 day accounts	$
6. Concentration Limits (30%)	$
7. CLIA-generated Accounts (including Eligible CLIA Accounts)	$
8. Foreign Accounts (including Eligible Specified Foreign Accounts)	$
9. Governmental Accounts	$
10. Contra Accounts	$
11. Demo Accounts	$
12. Intercompany/Employee Accounts	$
13. Progress billings, retention billings, pre-billings, bill and hold; prepaid deposits	$
14. Other (please explain on reverse)	$
15. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
16. Eligible Accounts (#3 minus #15)		$
17. LOAN VALUE OF ACCOUNTS (80% of #16)		$

ELIGIBLE SPECIFIED FOREIGN ACCOUNTS RECEIVABLE
18a. Total Eligible Specified Foreign Accounts		$
18b. LOAN VALUE OF ELIGIBLE SPECIFIED FOREIGN ACCOUNTS (the lesser of 50% of #18a or 25% of #24)		$

ELIGIBLE CLIA ACCOUNTS RECEIVABLE
19a. Total CLIA Accounts		$
19b. Accounts over 120 days past due	$
19c. Accounts with 50% over 120 days past due	$
19d. Direct patient Billings	$
19e. Accounts from states which do not recognize Borrower as an approved provider and the account debtor is Medicare and/or Medicaid;	$
19f. ELIGIBLE CLIA ACCOUNTS (#19a minus #19b, #19c, #19d, #19e)		$
19g. LOAN VALUE OF ELIGIBLE CLIA ACCOUNTS (70% of #19f)		$

BALANCES
20. Maximum Loan Amount ($10,000,000 minus Advances under Non-Formula Sublimit)		$
21. Total Funds Available [Lesser of #20 or (#17 + #18b + #19g)]		$
22. Present balance owing on Line of Credit		$
23. Outstanding under Cash Mgmt Sublimit		$
24. RESERVE POSITION (#21 minus #22 and #23)		$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Bridge Bank, National Association.

Singulex, Inc.

By:
Authorized Signer

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	BRIDGE BANK, NATIONAL ASSOCIATION
FROM:	SINGULEX, INC.

The undersigned authorized officer of Singulex, Inc. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement dated May 15, 2007 between Borrower and Bank, as amended from time to time (the “Agreement”), (i) Borrower is in complete compliance for the period ending                              with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The undersigned authorized officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements, Compliance Certificate &	Monthly within 30 days	Yes	No
Deferred Revenue Schedule
A/R & A/P Agings, Borrowing Base Certificate	Monthly within 30 days	Yes	No
Annual Financial Statements (CPA Audited)	FYE within 180 days	Yes	No
Operating Budget	Within 30 days of FYE	Yes	No
A/R Audit	Initial and Annual	Yes	No

Total Cash balances	$
Cash balance maintained outside of Bank	$	Yes	No

Financial Covenants	Required	Actual	Complies
Cash Balance with Bank	at least 75% of total Cash	%	Yes	No

Asset Coverage Ratio (monthly) until 1/31/12 the earlier to occur of IPO or Investor Financing	1.25:1.00	:1.00	Yes	No
Asset Coverage Ratio (monthly) after the IPO or Investor Financing	1.75:1.00	:1.00	Yes	No

Performance to Plan (3/31/12 and beyond)
Quarterly Revenue:	negative deviation not more than 30% from approved plan	%	Yes	No
Quarterly Net Loss:	negative deviation not more than 30% from approved plan	%	Yes	No
Quarterly Revenue/Net Loss:	Aggregate YTD negative deviation not more than 30% from approved plan	%	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by:
AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE		AUTHORIZED SIGNER

TITLE	Date:

	Compliance Status	Yes No
DATE